EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For Information:

Contact:

Michael Doherty

Phone:

(949) 673-1907

E-mail:	mdoherty@trestlecorp.com

TRESTLE CORPORATION AND MIKRON INSTRUMENTS ENTER INTO DISTRIBUTION
AGREEMENT

IRVINE, Calif., Jan. 22, 2004 –Trestle Holdings, Inc. (OTCBB.TLHO), a supplier of tissue imaging and network medicine applications, announced that it has entered into a nonexclusive distribution agreement with Mikron Instruments, Inc., a full service anatomic pathology and research equipment distributor located in San Marcos, Calif., Trestle’s first distribution arrangement.  Under the agreement Mikron will sell and distribute the Company’s MedMicro™ products to laboratories and research institutions throughout California.

The Company’s live microscopy product, MedMicro, allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time.  Trestle’s MedMicro product is installed in nearly 100 sites across the world at industry-leading organizations.

“We’re very excited about this new business relationship with Trestle,” said Bob Goerlitz, president, Mikron Instruments, Inc.  “We are proud to assist Trestle deliver its high-quality, cost-effective telepathology products to health care facilities throughout California.”

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TRESTLE AND MIKRON INSTRUMENTS, INC. ESTABLISH DIST. AGREEMENT

Commenting on the new distribution agreement, Michael Doherty, Chairman of Trestle Holdings Inc., stated, “We look forward to the relationship with Mikron to help us further penetrate the market with our telepathology products.  Additionally, we will continue to explore new ways to expand our relationship with Mikron to provide value-added services and technologies to health care institutions to facilitate higher quality health care delivered in a cost-effective manner.”

For more information about Trestle Holdings and its tissue imaging and network medicine applications, please visit the Company’s web site at www.trestlecorp.com.

About Trestle Holdings, Inc.

Trestle Holdings, Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company’s products, MedReach, MedMicro and MedScan, link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products, MedMicro™ and MedScan™, have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images.  MedMicro, the Company’s live microscopy product, allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. MedScan, the Company’s second generation imaging product, performs high-speed whole glass slide digitization.  MedScan facilitates image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, MedScan enables improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies.  Trestle’s integrated telemedicine product, MedReach™, allows scientists, physicians and other medical professionals around the world to service more patients. MedReach uses proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real time integration of voice, video, medical devices, and patient data.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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